Exhibit 99.1
NEWS RELEASE
As previously announced, UScellular will hold a teleconference on February 16, 2024 at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.uscellular.com.
FOR IMMEDIATE RELEASE

UScellular reports fourth quarter and full year 2023 results
Provides guidance for 2024
CHICAGO (February 16, 2024) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $1,000 million for the fourth quarter of 2023, versus $1,048 million for the same period one year ago. Net income (loss) attributable to UScellular shareholders and related diluted earnings (loss) per share were $14 million and $0.16, respectively, for the fourth quarter of 2023 compared to $(28) million and $(0.33), respectively, in the same period one year ago.
UScellular reported total operating revenues of $3,906 million and $4,169 million for the years ended 2023 and 2022, respectively. Net income attributable to UScellular shareholders and related diluted earnings per share were $54 million and $0.63, respectively, for the year ended 2023 compared to $30 million and $0.35, respectively, for the year ended 2022.
Full-year 2023 Highlights*
•Postpaid ARPU grew 2%
•Delivering on growth initiatives
◦Fixed wireless customers grew 46% to 114,000
◦Tower rental revenues grew 8% to $100 million
•Increased profitability
◦Net income, Adjusted OIBDA and Adjusted EBITDA up
•Generated positive free cash flow and increased cash flows from operating activities
•Began launching 5G mid-band network - providing low latency and faster speeds
*Comparisons are Year Ended December 31, 2023 to Year Ended December 31, 2022
"At UScellular, we are focused on connecting people to what matters most,” said Laurent Therivel, UScellular President and CEO. "In 2023, Postpaid ARPU increased 2%, we made significant progress on our 5G network deployment, and we delivered strong results in fixed wireless. Even though we experienced challenging subscriber results in an aggressive competitive environment, I’m pleased with the improvements we were able to drive in profitability year over year.
"In 2024, we plan to continue focusing on improving subscriber results, driving growth in fixed wireless and towers, and maintaining financial discipline as we advance the network through our mid-band deployment."
Recent Development: On August 4, 2023, Telephone and Data Systems, Inc. (TDS) and UScellular announced that the Boards of Directors of both companies decided to initiate a process to explore a range of strategic alternatives for UScellular. The process is still ongoing.

2024 Estimated Results

UScellular’s current estimates of full-year 2024 results are shown below. Such estimates represent management’s view as of February 16, 2024 and should not be assumed to be current as of any future date. UScellular undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

	2024 Estimated Results	Actual Results for the Year Ended December 31, 2023
(Dollars in millions)
Service revenues	$2,950-$3,050	$3,044
Adjusted OIBDA[1,2]	$750-$850	$818
Adjusted EBITDA[1,2]	$920-$1,020	$986
Capital expenditures	$550-$650	$611
The following table reconciles EBITDA, Adjusted EBITDA, and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2024 estimated results, UScellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, UScellular believes that the impact of income taxes cannot be reasonably predicted; therefore, UScellular is unable to provide such guidance.

	2024 Estimated Results[2]	Actual Results for the Year Ended December 31, 2023	Actual Results for the Year Ended December 31, 2022
(Dollars in millions)
Net income (GAAP)	N/A	$58	$35
Add back:
Income tax expense	N/A	53	37
Income before income taxes (GAAP)	$40-$140	$111	$72
Add back:
Interest expense	195	196	163
Depreciation, amortization and accretion expense	665	656	700
EBITDA (Non-GAAP)[1]	$900-$1,000	$963	$935
Add back or deduct:
Expenses related to strategic alternatives review	—	8	—
Loss on impairment of licenses	—	—	3
(Gain) loss on asset disposals, net	20	17	19
(Gain) loss on sale of business and other exit costs, net	—	—	(1)
(Gain) loss on license sales and exchanges, net	—	(2)	—
Adjusted EBITDA (Non-GAAP)[1]	$920-$1,020	$986	$956
Deduct:
Equity in earnings of unconsolidated entities	160	158	158
Interest and dividend income	10	10	8
Adjusted OIBDA (Non-GAAP)[1]	$750-$850	$818	$790
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. UScellular does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of UScellular’s operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of UScellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, and expenses related to the strategic alternatives review of UScellular while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for December 31, 2023, can be found on UScellular’s website at investors.uscellular.com.
22024 Estimated Results do not reflect any anticipated costs, expenses or results of the strategic alternatives review referenced above.

Conference Call Information
UScellular will hold a conference call on February 16, 2024 at 9:00 a.m. Central Time.
•Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://events.q4inc.com/attendee/105947395
•Access the call by phone at (888) 330-2384 (US/Canada), conference ID: 1328528

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About UScellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 4.6 million retail connections in 21 states. The Chicago-based company had 4,300 full- and part-time associates as of December 31, 2023. At the end of the fourth quarter of 2023, Telephone and Data Systems, Inc. owned approximately 83% of UScellular. For more information about UScellular, visit uscellular.com.
Contacts
Colleen Thompson, Vice President - Corporate Relations of TDS
colleen.thompson@tdsinc.com
Julie Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether any strategic alternatives for UScellular will be successfully identified or completed; whether any such strategic alternative will result in additional value for UScellular and its shareholders and whether the process will have an adverse impact on UScellular’s business; intense competition; the ability to attract people of outstanding talent throughout all levels of the organization; UScellular's smaller scale relative to larger competitors; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of UScellular's businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which UScellular does business; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; cyber-attacks or other breaches of network or information technology security; potential conflicts of interests between TDS and UScellular; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular's Form 10-K.
For more information about UScellular, visit: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Retail Connections
Postpaid
Total at end of period	4,106,000	4,159,000	4,194,000	4,223,000	4,247,000
Gross additions	129,000	128,000	125,000	137,000	154,000
Handsets	80,000	84,000	83,000	93,000	105,000
Connected devices	49,000	44,000	42,000	44,000	49,000
Net additions (losses)	(50,000)	(35,000)	(28,000)	(24,000)	(17,000)
Handsets	(53,000)	(38,000)	(29,000)	(25,000)	(20,000)
Connected devices	3,000	3,000	1,000	1,000	3,000
ARPU[1]	$51.61	$51.11	$50.64	$50.66	$50.60
ARPA[2]	$131.63	$130.91	$130.19	$130.77	$130.97
Handset upgrade rate[3]	5.8%	4.5%	4.8%	4.9%	7.0%
Churn rate[4]	1.44%	1.30%	1.21%	1.27%	1.35%
Handsets	1.22%	1.11%	1.01%	1.06%	1.12%
Connected devices	3.03%	2.64%	2.65%	2.78%	2.99%
Prepaid
Total at end of period	451,000	462,000	462,000	470,000	493,000
Gross additions	43,000	52,000	50,000	43,000	61,000
Net additions (losses)	(11,000)	—	(8,000)	(23,000)	—
ARPU[1,5]	$32.32	$33.44	$33.86	$33.19	$33.34
Churn rate[4]	3.87%	3.68%	4.18%	4.63%	4.11%
Market penetration at end of period
Consolidated operating population	32,350,000	32,350,000	32,350,000	32,350,000	32,370,000
Consolidated operating penetration[6]	15%	15%	15%	15%	15%
Capital expenditures (millions)	$148	$111	$143	$208	$176
Total cell sites in service	7,000	6,973	6,952	6,950	6,945
Owned towers	4,373	4,356	4,341	4,338	4,336
Due to rounding, the sum of quarterly results may not equal the total for the year.
1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
4Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
5Fourth quarter 2023 Prepaid ARPU excludes a $6 million reduction of prepaid revenue related to an adjustment to correct a prior period error recorded in the fourth quarter of 2023.
6Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	2023 vs. 2022	2023	2022	2023 vs. 2022
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$755	$774	(3)%	$3,044	$3,125	(3)%
Equipment sales	245	274	(10)%	862	1,044	(17)%
Total operating revenues	1,000	1,048	(5)%	3,906	4,169	(6)%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	183	181	1%	740	755	(2)%
Cost of equipment sold	280	330	(15)%	988	1,216	(19)%
Selling, general and administrative	349	374	(7)%	1,368	1,408	(3)%
Depreciation, amortization and accretion	166	179	(8)%	656	700	(6)%
Loss on impairment of licenses	—	—	—	—	3	N/M
(Gain) loss on asset disposals, net	3	11	(67)%	17	19	(9)%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	—	(1)	N/M
(Gain) loss on license sales and exchanges, net	(2)	—	N/M	(2)	—	N/M
Total operating expenses	979	1,075	(9)%	3,767	4,100	(8)%

Operating income (loss)	21	(27)	N/M	139	69	N/M

Investment and other income (expense)
Equity in earnings of unconsolidated entities	37	36	3%	158	158	–
Interest and dividend income	2	3	(24)%	10	8	26%
Interest expense	(49)	(49)	(3)%	(196)	(163)	(21)%
Total investment and other income (expense)	(10)	(10)	(10)%	(28)	3	N/M

Income (loss) before income taxes	11	(37)	N/M	111	72	54%
Income tax expense (benefit)	(4)	(9)	64%	53	37	43%
Net income (loss)	15	(28)	N/M	58	35	67%
Less: Net income attributable to noncontrolling interests, net of tax	1	—	(53)%	4	5	(24)%
Net income (loss) attributable to UScellular shareholders	$14	$(28)	N/M	$54	$30	80%

Basic weighted average shares outstanding	85	85	1%	85	85	–
Basic earnings (loss) per share attributable to UScellular shareholders	$0.17	$(0.33)	N/M	$0.64	$0.35	81%

Diluted weighted average shares outstanding	88	85	3%	87	86	–
Diluted earnings (loss) per share attributable to UScellular shareholders	$0.16	$(0.33)	N/M	$0.63	$0.35	79%
N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2023	2022
(Dollars in millions)
Cash flows from operating activities
Net income	$58	$35
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	656	700
Bad debts expense	104	132
Stock-based compensation expense	23	24
Deferred income taxes, net	47	33
Equity in earnings of unconsolidated entities	(158)	(158)
Distributions from unconsolidated entities	150	145
Loss on impairment of licenses	—	3
(Gain) loss on asset disposals, net	17	19
(Gain) loss on sale of business and other exit costs, net	—	(1)
(Gain) loss on license sales and exchanges, net	(2)	—
Other operating activities	6	9
Changes in assets and liabilities from operations
Accounts receivable	17	(59)
Equipment installment plans receivable	(20)	(199)
Inventory	62	(88)
Accounts payable	(85)	12
Customer deposits and deferred revenues	(9)	47
Accrued taxes	—	121
Other assets and liabilities	—	57
Net cash provided by operating activities	866	832

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(608)	(602)
Cash paid for licenses	(130)	(585)
Other investing activities	17	8
Net cash used in investing activities	(721)	(1,179)

Cash flows from financing activities
Issuance of long-term debt	315	800
Repayment of long-term debt	(453)	(329)
Issuance of short-term debt	—	110
Repayment of short-term debt	(60)	(50)
Common Shares reissued for benefit plans, net of tax payments	(6)	(5)
Repurchase of Common Shares	—	(43)
Payment of debt issuance costs	(1)	(1)
Distributions to noncontrolling interests	(3)	(3)
Cash paid for software license agreements	(66)	(22)
Other financing activities	—	(1)
Net cash provided by (used in) financing activities	(274)	456

Net increase (decrease) in cash, cash equivalents and restricted cash	(129)	109

Cash, cash equivalents and restricted cash
Beginning of period	308	199
End of period	$179	$308

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2023	2022
(Dollars in millions)
Current assets
Cash and cash equivalents	$150	$273
Accounts receivable, net	957	1,072
Inventory, net	199	261
Prepaid expenses	57	68
Income taxes receivable	1	4
Other current assets	36	45
Total current assets	1,400	1,723

Assets held for sale	15	26

Licenses	4,693	4,690

Investments in unconsolidated entities	461	452

Property, plant and equipment, net	2,576	2,624

Operating lease right-of-use assets	915	918

Other assets and deferred charges	690	686

Total assets	$10,750	$11,119

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2023	2022
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$20	$13
Accounts payable	248	356
Customer deposits and deferred revenues	229	239
Accrued taxes	32	35
Accrued compensation	83	84
Short-term operating lease liabilities	135	133
Other current liabilities	154	335
Total current liabilities	901	1,195

Deferred liabilities and credits
Deferred income tax liability, net	755	708
Long-term operating lease liabilities	831	843
Other deferred liabilities and credits	565	604

Long-term debt, net	3,044	3,187

Noncontrolling interests with redemption features	12	12

Equity
UScellular shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88	88
Additional paid-in capital	1,726	1,703
Treasury shares	(80)	(98)
Retained earnings	2,892	2,861
Total UScellular shareholders’ equity	4,626	4,554

Noncontrolling interests	16	16

Total equity	4,642	4,570

Total liabilities and equity	$10,750	$11,119

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
(Dollars in millions)
Cash flows from operating activities (GAAP)	$148	$180	$866	$832
Cash paid for additions to property, plant and equipment	(155)	(192)	(608)	(602)
Cash paid for software license agreements	(37)	(17)	(66)	(22)
Free cash flow (Non-GAAP)[1]	$(44)	$(29)	$192	$208
1Free cash flow is a non-GAAP financial measure which UScellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.